Exhibit 3.8

Delaware The First State Page 1 6783711 8100 Authentication: 203379401 SR# 20221836698 Date: 05-09-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RB SECOND MERGER SUB LLC”, FILED IN THIS OFFICE ON THE SIXTH DAY OF MAY, A.D. 2022, AT 7:25 O`CLOCK P.M.